UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2008

Zhongpin Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-112111 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province People’s Republic of China (Address of principal executive offices)	(Zip Code)

011 86 374-6216633
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 18, 2008, we entered into a three-year employment agreement (the “Agreement”) with Feng Wang, our Vice President, Chief Financial Officer and Financial Controller. The Agreement provides that Mr. Wang will receive an annual base salary of $120,000 per year. Under the terms of the Agreement, any awards of stock options shall be negotiated separately from the Agreement. The Agreement provides that Mr. Wang may terminate his employment upon three months advance notice to us.

The foregoing summary description of the employment agreement with Mr. Wang is qualified in its entirety by the Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Document
10.1	Employment Agreement, dated as of November 18, 2008, between Zhongpin Inc. and Feng Wang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC. (Registrant)

Dated: November 21, 2008	By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chief Executive Officer